EXHIBIT 23

                       [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-59619 of Margo Caribe, Inc. on Form S-8 of our report dated March 23, 2001, appearing in this Annual Report on Form 10-K of Margo Caribe, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

San Juan, Puerto Rico
March 30, 2001